EXHIBIT 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Wendy’s Company, a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge, that in connection with the Quarterly Report on Form 10-Q of the Company for the quarter ended September 27, 2020 (the “Form 10-Q”):

1.the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2020

/s/ Todd A. Penegor
Todd A. Penegor
President and Chief Executive Officer

Date: November 4, 2020
/s/ Gunther Plosch
Gunther Plosch
Chief Financial Officer